SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM 8-A

REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR 12(g) OF THE
SECURITIES EXCHANGE ACT OF 1934
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PrivateBancorp, Inc. (Exact Name of Registrant as Specified in Its Charter)	PrivateBancorp Capital Trust IV (Exact Name of Registrant as Specified in Its Charter)
Delaware (State of Incorporation or Organization)	Delaware (State of Incorporation or Organization)
36-3681151 (I.R.S. Employer Identification No.)	26-6370337 (I.R.S. Employer Identification No.)
70 West Madison, Suite 900 Chicago, Illinois 60602 (Address of Principal Executive Offices)	70 West Madison, Suite 900 Chicago, Illinois 60602 (Address of Principal Executive Offices)

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. ☐

Securities Act registration statement file numbers to which this form relates:

333-150767; 333-150767-01

Securities to be Registered Pursuant to Section 12(b) of the Act:

Title of Each Class to be so Registered:	Name of Each Exchange on Which Each Class is to be Registered:
___% Trust Preferred Securities of PrivateBancorp Capital Trust IV (and the guarantee by PrivateBancorp, Inc. with respect thereto)	The Nasdaq Stock Market

Securities to be Registered Pursuant to Section 12(g) of the Act: None.

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.  Description of Registrant’s Securities to be Registered.

For a full description of PrivateBancorp Capital Trust IV’s ____% Trust Preferred Securities (the “Trust Preferred Securities”) and PrivateBancorp, Inc.’s guarantee (the “Guarantee”) being registered hereby, reference is made to the information contained under the captions “Description of the Trust Preferred Securities,” “Description of the Debentures,” “Description of the Guarantee,” “Relationship Among Trust Preferred Securities, Debentures and Guarantee” and “Replacement Capital Covenant” in the prospectus as supplemented by the preliminary prospectus supplement, each dated May 9, 2008 (together, the “Prospectus”) in connection with the Registration Statement (Registration Nos. 333-150767 and 333-150767-01) filed by PrivateBancorp, Inc. and PrivateBancorp Capital Trust IV with the Securities and Exchange Commission (the “Commission”) on May 9, 2008 under the Securities Act of 1933, as amended.  The information contained in the foregoing Registration Statement (the “Registration Statement”), and the Prospectus, is incorporated herein by reference.  Such Prospectus, as may hereafter be amended or supplemented and filed as part of an amendment to the Registration Statement or otherwise pursuant to Rule 424(b) and the above-referenced sections therein shall be incorporated by reference into this registration statement on Form 8-A.

Item 2.  Exhibits.

4.1	Certificate of Trust of PrivateBancorp Capital Trust IV (incorporated by reference to Exhibit 4.10 to the Registration Statement).

4.2	Form of Amended and Restated Declaration of Trust to be used in connection with the issuance of trust preferred securities (incorporated by reference to Exhibit 4.11 to the Registration Statement).

4.3
Form of Indenture between PrivateBancorp, Inc. and Wilmington Trust Company, as Trustee, to be used in connection with the issuance of Junior Subordinated Debt Securities (incorporated by reference to Exhibit 4.13 to the Registration Statement).

4.4
Form of First Supplemental Indenture to the Indenture to be used in connection with the issuance of Junior Subordinated Debt Securities (filed as an exhibit to the Company’s Current Report on Form 8-K dated May 15, 2008 (File No. 000-25887) and incorporated herein by reference).

4.5	Form of Trust Preferred Security (incorporated by reference to Exhibit 4.14 to the Registration Statement).

4.6	Form of Preferred Securities Guarantee Agreement (incorporated by reference to Exhibit 4.18 to the Registration Statement.)

99.1	Form of Replacement Capital Covenant (filed as an exhibit to the Company’s Current Report on Form 8-K dated May 15, 2008 (File No. 000-25887) and incorporated herein by reference).

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SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, as amended, PrivateBancorp, Inc. has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chicago, State of Illinois, on this 15th day of May, 2008.

PRIVATEBANCORP, INC.

By:	/s/Larry D. Richman
Larry D. Richman President and Chief Executive Officer

By:	/s/Dennis L. Klaeser
Dennis L. Klaeser Chief Financial Officer

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, as amended, PrivateBancorp Capital Trust IV has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chicago, State of Illinois, on this 15th day of May, 2008.

PRIVATEBANCORP CAPITAL TRUST IV

By:	/s/Larry D. Richman
Larry D. Richman, as Administrative Trustee

By:	/s/Dennis L. Klaeser
Dennis L. Klaeser, as Administrative Trustee

By:	/s/Christopher J. Zinski
Christopher J. Zinski, as Administrative Trustee

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